  Exhibit 99.1

American Pacific Bancorp, Inc.

Reports and Financial Statements

For the years ended December 31,
2020 and 2019

American Pacific Bancorp, Inc.

 Contents

Pages
Independent Auditor’s Report	1
Balance Sheets	2
Statements of Operations	3
Statements of Changes in Shareholders’ Equity	4
Statements of Cash Flows	5
Notes to the Financial Statements	6-14
Expressed in US dollars (“$”)

Report of Independent Registered Public Accounting Firm

Board of Directors
American Pacific Bancorp, Inc.
4800 Montgomery Ln.
Suite 210
Bethesda, MD 20814
United States

Opinion on the Financial Statements

We have audited the accompanying balance sheets of American Pacific Bancorp, Inc. (the “Company”) as of December 31, 2020 and 2019 and the related statements of operations, statements of changes in shareholders’ equity and statements of cash flows for each of the two years ended December 31, 2020 and 2019, and the related notes to the financial statements.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Lo and Kwong C.P.A. & Co.
8/F., Catic Plaza
8 Causeway Road
Causeway Bay
Hong Kong
April 22, 2021

Balance Sheets
December 31, 2020 and 2019

	December 31, 2020	December 31, 2019
	$	$

ASSETS

Non-Current Assets
Loan receivables	840,000	-
Total Non-Current Assets	840,000	-

Current Assets
Cash and cash equivalents	1,848,455	449,115
Loan receivables	269,610	249,540
Loan interest receivables	9,567	6,600
Due from a related party	24,583	-
Investment securities - fair value	313,343	257,555
Total Current Assets	2,465,558	962,810

TOTAL ASSETS	3,305,558	962,810

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	117,188	49,397
Total Current Liabilities	117,188	49,397

Shareholders’ Equity
Common stock, $0.01 par value; 200,000,000 and 100,000,000 shares authorized respectively, none of the shares and 5,033,123 shares issued and outstanding at December 31, 2020 and 2019, respectively	-	50,331
Class A Common Stock, $0.01 par value, 100,000,000 shares and nil authorized respectively, 491,665 shares and nil outstanding at December 31, 2020 and 2019, respectively	4,917	-
Class B Common Stock, $0.01 par value, 100,000,000 shares and nil authorized respectively, 5,033,123 shares and nil outstanding at December 31, 2020 and 2019, respectively	50,331	-
Preferred stock, $0.01 par value, 100,000,000 and 100,000,000 shares authorized respectively, 491,665 shares and nil outstanding at December 31, 2020 and 2019, respectively	4,917	-
Additional paid-in capital	4,142,448	1,541,791
Accumulated deficit	(1,014,243)	(678,709)
Total Shareholders' Equity	3,188,370	913,413

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	3,305,558	962,810

See accompanying Notes to the financial statements.

Statements of Operations
For the years ended December 31, 2020 and 2019

	Year ended December 31, 2020	Year ended December 31, 2019
	$	$

Interest income:
Interest on loan	44,914	38,816
Bank interest	4,106	9,766
Total interest income	49,020	48,582

Unrealized gain (loss) on investment securities	55,788	(123,663)

Other income	2,581	1,490

Operating expenses:
General and administrative expenses	(9,175)	(197)
Professional fees	(360,707)	(347,292)
Total operating expenses	(369,882)	(347,489)

Finance cost	(73,041)	-

Loss before provision for income taxes	(335,534)	(421,080)

Provision for income taxes	-	-

Net loss	(335,534)	(421,080)

Net loss per common share - basic and diluted	(0.06)	(0.13)

	Shares	Shares

Weighted average number of common stocks outstanding - basic and diluted	5,402,377	3,185,774

See accompanying Notes to the financial statements.

Statements of Changes in Shareholders' Equity
For the years ended December 31, 2020 and 2019

	Preferred stock		Common stock		Class A Common Stock		Class B Common Stock
	Shares	Amount ($0.01 Par)	Shares	Amount ($0.01 Par)	Shares	Amount ($0.01 Par)	Shares	Amount ($0.01 Par)	Additional paid-in capital	Accumulated deficit	Total shareholders’ (deficit) equity
		$		$		$		$
Balances at December 31, 2018	-	-	100,000	1,000	-	-	-	-	-	(257,629)	(256,629)

Net loss for the year	-		-	-	-	-	-	-	-	(421,080)	(421,080)

Issuance of shares for the acquisition of investment securities	-	-	1,906,090	19,061	-	-	-	-	362,157	-	381,218
Issuance of shares for conversion of debt with related parties	-	-	3,027,033	30,270	-	-	-	-	1,179,634	-	1,209,904

Balances at December 31, 2019	-	-	5,033,123	50,331	-	-	-	-	1,541,791	(678,709)	913,413

Net loss for the year	-	-	-	-	-	-	-	-	-	(335,534)	(335,534)

Conversion of common stock to Class B Common Stock	-	-	(5,033,123)	(50,331)	-	-	5,033,123	50,331	-	-	-
Issuance of Class A Common Stock and preferred stocks	491,665	4,917	-	-	491,665	4,917	-	-	2,600,657	-	2,610,491

Balances at December 31, 2020	491,665	4,917	-	-	491,665	4,917	5,033,123	50,331	4,142,448	(1,014,243)	3,188,370

See accompanying Notes to the financial statements.

Statements of Cash Flows
For the years ended December 31, 2020 and 2019

	Year ended December 31, 2020	Year ended December 31, 2019
	$	$

Cash flows from operating activities:
Net loss	(335,534)	(421,080)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Unrealized (gain) loss on investments securities	(55,788)	123,663
Dividend on preferred stocks	73,041	-

Changes in operating assets and liabilities:
Loan originations and payments, net	(860,070)	(389)
Loan interest receivables	(2,967)	(6,600)
Amount due from related party	(24,583)	-
Other receivables	-	15,319
Accounts payable and accrued expenses	67,791	151,021

Net cash used in operating activities	(1,138,110)	(138,066)

Cash flows from financing activities:
Issuance of shares	2,610,491	-
Dividend paid on preferred stocks	(73,041)	-

Net cash provided by financing activities	2,537,450	-

Net increase (decrease) in cash and cash equivalents	1,399,340	(138,066)

Cash and cash equivalents at beginning of period	449,115	587,181

Cash and cash equivalents at end of period	1,848,455	449,115

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	-	-

Income taxes	-	-

See accompanying Notes to the financial statements.

Notes to the Financial Statements
For the years ended December 31, 2020 and 2019

Note 1 - Nature of Operations and Basis of Presentation

Nature of Operations

American Pacific Bancorp Inc. (the “Company”) was incorporated in the State of Texas as a for-profit Company on November 8, 2016 and established a fiscal year end of December 31. The Company was organized to own shares of a number of community banks and to provide other financial services. The Company’s current primary source of revenue is from providing loans to its customers.

As of December 31, 2020, the Company has not hired any full-time employees and not rented any office space for operations. All the current work is done by contractors.

Basis of Presentation

The financial statements present the balance sheets, the statements of operations, the statements of changes in shareholders’ equity and the statements of cash flows of the Company. These financial statements and accompanying notes are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Note 2 - Summary of Significant Accounting and Reporting Policy

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents.

Loans receivables

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their principal outstanding balance, net of origination fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct loan origination costs are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the loan is well-secured and in process of collection. Past-due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans place on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Under the cost-recovery method, interest income is not recognized until the loan balance is reduced to zero. Under the cash-basis method, interest income is recorded when the payment is received in cash. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Notes to the Financial Statements
For the years ended December 31, 2020 and 2019

Note 2 - Summary of Significant Accounting and Reporting Policy - continued

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific component. The specific component relates to loans that are individually classified as impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Investments Securities at Fair Value

The Company holds investments in equity securities with readily determinable fair values.

Prior to the adoption of Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), investments in equity securities were classified as trading securities, stated at fair value, and unrealized holding gains and losses, net of related tax benefits, were recorded directly to net (loss).

Upon the adoption of ASU 2016-01, the Company records all equity investments with readily determinable fair values at fair value calculated by the publicly traded stock price at the close of the reporting period.

Earnings (loss) per share

The Company presents basic and diluted earnings (loss) per share data for its common stocks. Basic earnings (loss) per share is calculated by dividing the profit or loss attributable to common stockholders of the Company by the weighted-average number of common stocks outstanding during the year, adjusted for treasury shares held by the Company.

Diluted earnings (loss) per share is determined by adjusting the profit or loss attributable to common stockholders and the weighted-average number of common stocks outstanding, adjusted for treasury shares held, for the effects of all dilutive potential ordinary shares, which comprise convertible securities, such as stock options, convertible bonds and warrants. Due to the limited operations of the Company, there are no potentially dilutive securities outstanding on December 31, 2020 and 2019.

Notes to the Financial Statements
For the years ended December 31, 2020 and 2019

Note 2 - Summary of Significant Accounting and Reporting Policy - continued

Income taxes

The provision for income taxes includes income taxes currently payable and those deferred as a result of temporary differences between the financial statements and the income tax basis of assets and liabilities. Deferred income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates on deferred income tax assets and liabilities is recognized in income or loss in the period that includes the enactment date. A valuation allowance is provided to reduce deferred tax assets to the amount of future tax benefit when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Projected future taxable income and ongoing tax planning strategies are considered and evaluated when assessing the need for a valuation allowance. Any increase or decrease in a valuation allowance could have a material adverse or beneficial impact on the Company’s income tax provision and net income or loss in the period the determination is made.

Fair Value Measurements

ASC 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in an active market for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs that are supported by little or no market activity; therefore, the inputs are developed by the Company using estimates and assumptions that the Company expects a market participant would use, including pricing models, discounted cash flow methodologies, or similar techniques.

The carrying value of the Company’s financial instruments, including cash and cash equivalents, loan receivables, loan interest receivables, deposit paid, accounts payable and accrued expenses and due to a related party approximate to their fair value because of the short-term maturity of these financial instruments.

Notes to the Financial Statements
For the years ended December 31, 2020 and 2019

Note 2 - Summary of Significant Accounting and Reporting Policy - continued

Recent Accounting Pronouncements

Accounting pronouncement adopted

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (“ASU 2017-11”). ASU 2017-11 is intended to simplify the accounting for financial instruments with characteristics of liabilities and equity. Among the issues addressed are: (i) determining whether an instrument (or embedded feature) is indexed to an entity’s own stock; (ii) distinguishing liabilities from equity for mandatorily redeemable financial instruments of certain nonpublic entities; and (iii) identifying mandatorily redeemable non-controlling interests. The Company adopted ASU 2017-11 on January 1, 2019 and determined that this ASU does not have a material impact on the financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework: Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). ASU 2018-13 is intended to improve the effectiveness of fair value measurement disclosures. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Company determined that ASU 2018-13 did not have a material impact on its financial statements.

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (NOLs) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to our income tax provision for the years ended December 31, 2020.

Notes to the Financial Statements
For the years ended December 31, 2020 and 2019

Note 2 - Summary of Significant Accounting and Reporting Policy - continued

Recent Accounting Pronouncements

Accounting pronouncement not yet adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments–Credit Losses (Topic 326), which modifies the measurement of expected credit losses of certain financial instruments. The Company will adopt this ASU on January 1, 2023. Management is currently evaluating this ASU to determine its impact to the Company's financial statements.

In December 2019, The FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For non-public companies, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. The Company is currently evaluating the impact of ASU 2020-04 on its future financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of Reference Rate Reform on Financial Reporting. The amendments in this Update provide optional expedients and exceptions for applying generally accepted accounting principles (GAAP) to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this Update apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The Company’s line of credit agreement provides procedures for determining a replacement or alternative rate in the event that LIBOR is unavailable. The amendments in this Update are effective for all entities as of March 12, 2020 through December 31, 2022. The Company is currently evaluating the impact of ASU 2020-04 on its future financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Loans

On June 13, 2019, the Company extended the credit in the form of a promissory note for $249,540, bearing interest at 15%, with a maturity date of May 15, 2020. On June 5, 2020, the Company further extended the same credit in the form of a promissory note for $249,540, bearing interest at 15%, with a maturity date of May 14, 2021. This promissory note is secured by a deed of trust on a piece of land, which is approximately 315 acres, and located in Coke County, Texas.

As of December 31, 2019, the principal balance was $249,540, net of unamortized deferred origination fees of Nil. As part of the transaction, the Company charged loan origination fees of $2,514, which was recorded as deferred revenue and is amortized over the life of the loan.

On May 15, 2020, the Company provided a credit in the form of a promissory note for $20,070, bearing interest at 15%, with a maturity date of May 14, 2021. This promissory note is secured by a deed of trust on a mobile home and lot located in Coke County, Texas.

On November 24, 2020, the Company lend $560,000 to Mr. Chan Tung Moe, son of Mr. Chan Heng Fai, Chairman of the Company, bearing interest at 6%, with a maturity date of November 23, 2023. This loan is secured by an irrevocable letter of instruction on 80,000 shares of Alset EHome International Inc.

On November 24, 2020, the Company lend $280,000 to Mr. Lim Sheng Hon Danny, an employee of Alset International Limited, a company connected with Mr. Chan Heng Fai, bearing interest at 6%, with a maturity date of November 23, 2023. This loan is secured by an irrevocable letter of instruction on 40,000 shares of Alset EHome International Inc.

Notes to the Financial Statements
For the years ended December 31, 2020 and 2019

Note 4 - Common Stocks

On April 4, 2019, 550,000 shares of common stock were issued to the Company’s Chairman with consideration of $110,000 in exchange for the consultancy services provided by the Chairman. On the same day, 1,906,090 shares of common stock were issued to the Chairman in consideration for securities with a fair value of $381,218 acquired from the Chairman.

On June 30, 2019, 2,219,433 shares of common stock were issued to the Chairman and 257,600 shares of common stock were issued to a director of the Company in settlement of amounts due to related parties in an aggregate amount of $1,099,904.

On February 14, 2020, the Company increased its authorized shares of common stock from 100,000,000 to 200,000,000 with a par value of $0.01 per share which consists of 100,000,000 shares of Class A Common Stock and 100,000,000 shares of Class B Common Stock. The Class A Common Stock and Class B Common Stock shall have the same rights, protections, and power; provided however, that each holder of Class A Common Stock shall also have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder. On the same day, 5,033,123 issued and outstanding shares of common stock were converted into shares of Class B Common Stock.

During March and July, 2020, the Company completed a private offer (the “Private Offer”) of 491,665 units. Each unit comprised of one share of Class A Common Stock with par value of $0.01 per share and one Series A 5% Cumulative Preferred Stock with a par value of $0.01 per share (the “Series A Preferred Stock”), at a subscription price of $6 per unit. The net proceeds from the private offer were $2,610,491 from seven investors, after transaction costs amounting to $339,499. A total 491,665 shares of Class A Common Stock and 491,665 shares of Series A Preferred Stock were issued.

Note 5 - Preferred Stock

As detailed in Note 4, during March and July, 2020, the Company issued 491,665 shares of Series A Preferred Stock to independent third parties under the Private Offer.

The holders of Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock, out of funds legally available for the payment of dividends under Texas law, cumulative cash dividends with respect to each dividend period at a per annum rate of 5% on (i) the amount of $6 per share of Series A Preferred Stock and (ii) the amount of accrued and unpaid dividends on such share of Series A Preferred Stock, if any.

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Company, and after satisfaction of all liabilities and obligations to creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Company ranking junior to the Series A Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) $6 per share and (ii) the accrued and unpaid dividends thereon, whether or not declared, to the date of payment.

Notes to the Financial Statements
For the years ended December 31, 2020 and 2019

Note 5 - Preferred Stock - continued

The Company, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in the certificate of designation executed on February 7, 2020 (“Certificate of designation”), at a redemption price equal to the sum of (i) the twenty (20) day average closing bid price of the Series A Preferred Stock for such period prior to the declaration of such optional redemption, if the Series A Preferred Stock shall be traded on a national securities exchange, (or, if the Series A Preferred Stock is not traded on a national securities exchange, the fair market value as determined by the Board of Directors of the Company), and (ii) the accrued and unpaid dividends thereon, whether or not declared, to the redemption date. The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date as provided in Certificate of Designation. The holders of the Series A Preferred Stock will have no right to require redemption of any shares of Series A Preferred Stock.

The holders of Series A Preferred Stock shall not have any voting rights except as provided in the Certificate of Designation.

During the year ended December 31, 2020, dividend of $73,041 was declared and paid to the holders of Series A Preferred Stock.

Note 6 - Investment securities at fair value

Financial assets measured at fair value on a recurring basis are summarized below and disclosed on the balance sheets as of December 31, 2020 and 2019:

		Fair Value Measurement using
	Amount at cost	Level 1	Level 2	Level 3	Amount at fair value
December 31, 2020	$	$	$	$	$

Investment securities - trading	381,218	313,343	-	-	313,343

		Fair Value Measurement using
	Amount at cost	Level 1	Level 2	Level 3	Amount at fair value
December 31, 2019	$	$	$	$	$

Investment securities - trading	381,218	257,555	-	-	257,555

Unrealized loss on investment securities for the year ended December 31, 2019 was $123,663. Unrealized gain on investment securities for the year ended December 31, 2020 was $55,788.

Notes to the Financial Statements
For the years ended December 31, 2020 and 2019

Note 6 - Investment securities at fair value - continued

As the investment securities are U.S. trading stocks, we use Bloomberg Market stock prices as the share prices to calculate the fair value. The following chart shows details of the fair value of investment securities at December 31, 2020 and 2019.

	Share price December 31, 2020	Shares	Market Value December 31, 2020	Valuation
	$		$

OptimumBank Holdings, Inc. (Related party)	3.37	92,980	313,343	Investment in securities at fair value

	Share price December 31, 2019	Shares	Market Value December 31, 2019	Valuation
	$		$

OptimumBank Holdings, Inc. (Related party)	2.77	92,980	257,555	Investment in securities at fair value

OptimumBank Holdings, Inc. and the Company have a common director during the years ended December 31, 2020 and 2019.

Note 7 - Related Party Transactions

Other than those disclosed elsewhere in the financial statements, the Company had the following material transactions with related parties during the years:

The Company incurred $60,000 and $60,000 during the years ended December 31, 2020 and 2019, respectively, to a shareholder, who is also a director of the Company, for consultant services in addition to reimbursements for out-of-pocket expenses and other reimbursable costs.

The Company paid $16,000 and $16,000 during the years ended December 31, 2020 and 2019, respectively, to the CFO of the Company for consultant services.

The Company paid $16,000 and $16,000 during the years ended December 31, 2020 and 2019, respectively, to the General Counsel of the Company for consultant services.

The Company had no loans to officers or directors during the years ended December 31, 2020 and 2019.

Due from related parties

As of December 31, 2020, the Company’s due from a related party amounting to $24,583 represent the cash advance to American Premium Water Corp. which is an affiliate of the Company. The receivable balances are unsecured, due on demand, and bear no interest.

Notes to the Financial Statements
For the years ended December 31, 2020 and 2019

Note 8 - Income Taxes

On December 22, 2017, the “Tax Cuts and Jobs Act” (TCJA) was signed into law that significantly reformed the Internal Revenue Code of 1986, as amended. The TCJA reduces the corporate tax rate to 21.0% beginning with years starting January 1, 2018. The deferred tax assets and liabilities have been adjusted to the newly enacted U.S. corporate rate.

The following table reconciles the difference between the actual tax provision and the amount per the statutory federal income tax rate of 21.0% for the years ended December 31, 2020 and 2019.

	Year ended December 31, 2020	Year ended December 31, 2019
	$	$

Income tax at statutory rate	(55,124)	(65,327)
Less: change in valuation allowance	55,124	65,327

	-	-

Deferred tax assets consist of the followings at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
	$	$
Deferred income tax assets
Investments	14,254	25,969
Net operating loss carryforward	160,299	93,460
Less: valuation allowance	(174,553)	(119,429)

Net deferred tax asset	-	-

As of December 31, 2020, the Company has federal net operating loss carry-forwards of approximately $763,327, for which 197,390 is subject to a 20-year carryforward period, and will begin to expire in 2036, and $565,937 will carry forward indefinitely The full utilization of the deferred tax assets in the future is dependent upon the Company’s ability to generate taxable income. Accordingly, a valuation allowance of an equal amount has been established.

Note 9 - Subsequent Event

On October 15, 2020, the Company entered into an acquisition agreement to acquire 3,500,001 common shares of Hengfeng Finance Limited (“HFL”), representing 100% of the common shares of HFL, in consideration for 250,000 shares of the Company’s Class A Common Stock. HFL is incorporated in Hong Kong with limited liability. The principal activities of HFL are money lending, securities trading and investment. Pursuant to the terms of this acquisition agreement, HLF’s ultimate shareholder, the Chairman of the Company, was entitled to one share of the Company’s Class A Common Stock in exchange for every 14 shares of HFL’s common stock. This transaction closed on April 21, 2021.